FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2003

VITAL LIVING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-33211	88-0485596
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 North 40th Street, Suite #105 Phoenix, Arizona
(Address of principal executive offices) (Zip Code)

(602) 952-9909

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On July 3, 2003, Vital Living Inc. (OTCBB: VTLV) (the “Company”), through a new wholly owned corporation Nature’s Systems, Inc. (“NSI”) completed the acquisition (the “Acquisition”) of certain of the assets of privately-held Christopher’s Original Formulas, Inc., an innovative nutraceutical company selling to health conscious consumers and practitioners nationwide, for 2,600,000 shares of restricted Vital Living common stock, with no registration rights. NSI will continue to market the entire line of Dr. Christopher products, which are sold at retail locations throughout the United States and are comprised of naturally occurring, primarily certified organic, substances.

Item 6. Resignation of Registrant’s Director.

     The Company has entered into a Settlement and Release Agreement, effective as of July 2, 2003, with William Coppel, the President of the Company, who resigned to pursue other business interests. The resignation was not due to a disagreement with the registrant on any matter relating to the Company’s operations, policies or practices. Certain of the activities of Mr. Coppel will be assumed by Stuart A. Benson, who was named President of the Company. Other functions may be assumed by Robert Scott who will be the President of NSI. Mr. Coppel is also resigning from the Company’s Board of Directors.

     In connection with the resignation, Mr. Coppel returned to the Company approximately 280,000 shares which Mr. Coppel received when MAF Bionutrionals LLC was acquired by the Company. The Company also agreed, under certain conditions, to purchase from Employee a total of One Hundred Forty-Four Thousand (144,000) shares (the “Repurchase Shares”) at the rate of Twenty-Four Thousand Shares per month for six (6) months, beginning on the date of this Agreement, at a price of $.50 per share, provided, however, that if 75% of the closing bid price of VL’s common stock is less than $.50 on the last day of the applicable month (the “Closing Monthly Price”) the purchase price for the Repurchase Shares will be 75% of the Closing Monthly Price.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

(4) Financial statements of Christopher’s Original Formulas, Inc. will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report

(b)	Pro forma financial information

(2) Pro forma financial information regarding the acquisition will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

(c)	Exhibits.

The Company agrees to furnish supplementally a copy of any omitted schedules to the exhibits listed above to the Securities and Exchange Commission upon request.

Item 7. Exhibits.

2.1.	Asset Purchase Agreement, dated as of June 20, 2003 by and among Vital Living, Inc. (“VL”), Nature’s System’s, Inc., a Nevada corporation and wholly owned subsidiary of VL , Christopher’s Original Formula, Inc., a Nevada corporation and Robert C. Scott and James R. Jeppson.
10.1	Settlement and Release Agreement with William Coppell
99.1	Press Release Announcing the execution of agreement to acquire COF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.

	By	/s/ Stuart A. Benson

Stuart A. Benson, Vice Chairman and President

Date: July 11, 2003

Letter from William Coppel

     I have read the information relating to my resignation as president and as a member of the Board of Directors of Vital Living, Inc., set forth in Item 6 of that certain Form 8-K, dated July 2, 2003. I hereby confirm that the summary is correct and that there are no disagreements as to operations, policies or practices of the Company.

Date: July 2, 2003
/s/ William Coppel
William Coppel